Exhibit 3.120

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO
A LIMITED LIABILITY COMPANY
PURSUANT TO SECTION
266 OF THE DELAWARE GENERAL
CORPORATION LAW.

1.                                       The name of the corporation immediately prior to filing this Certificate is Reiman Media Group, Inc.

2.                                       The date the Certificate of Incorporation was filed is April 18, 2002.

3.                                       The original name of the corporation as set forth in the Certificate of Incorporation is Reader’s Digest Media Group, Inc.

4.                                       The name of the limited liability company as set forth in the Certificate of Formation is Reiman Media Group, LLC.

5.                                       The conversion has been approved in accordance with the provisions of Section 266.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion of Reiman Media Group, Inc. this 23rd day of June 2010.

By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Authorized Officer